                                 SCHEDULE 14C
                                 (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c)
                    of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

[_]  Definitive Information Statement

                               TYSON FOODS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[_]  No Fee required

[X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11


     (1) Title of each class of securities to which transaction applies:
         Common Stock, par value $0.05 per share, of IBP, inc. ("IBP Shares")
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     (2) Aggregate number of securities to which transaction applies:
         57,713,798 IBP Shares/1/
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         $27.41 per IBP Shares
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     (4) Proposed maximum aggregate value of transaction:
         $1,581,935,203/2/
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     (5) Total fee paid:
         $316,387/3/
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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     _______________________
     /1/ Based upon the sum of (i) 52,822,298 IBP shares, which represents one-half of the total number of IBP Shares outstanding minus one IBP Share and
     (ii) 4,891,500 options to acquire IBP Shares, in each case outstanding as of the close of business on December 28, 2000. This represents the number of IBP Shares to which the actions contemplated by this Information Statement applies. The remaining IBP Shares are the subject of a cash tender offer by the Registrant.

     /2/ Estimated for purposes of calculating the amount of the filing fee pursuant to Rules 0-11(d) and 0-11(a)(4) under the Securities Exchange Act of 1934,based on the product of (i) $27.41, the average of the high and low sales price of IBP Shares on the New York Stock Exchange on January 5, 2001 and (ii) 57,713,798 IBP Shares, the number of IBP Shares outstanding at the close of business on December 28, 2000, to which this transaction applies assuming the exercise of all options to purchase IBP Shares expected to be outstanding and exercisable prior to the date the transaction is to be effected.

     /3/ Calculated as 1/50 of 1% of the transaction value.

                               TYSON FOODS, INC.
                            2210 WEST OAKLAWN DRIVE
                       SPRINGDALE, ARKANSAS  72762-6999

                             INFORMATION STATEMENT

                               January  __, 2001

Dear Tyson Stockholder:

     This Information Statement is furnished by the Board of Directors (the "Board of Directors") of Tyson Foods, Inc. ("Tyson") to holders of the outstanding shares of (i) Tyson Class A common stock, par value $0.10 per share (the "Tyson Class A Common Stock"), and (ii) Tyson Class B common stock, par value $0.10 per share (the "Tyson Class B Common Stock", and together with the Tyson Class A Common Stock, the "Tyson Common Stock") in connection with an Agreement and Plan of Merger, dated as of January 1, 2001 (the "Merger Agreement"), among Tyson, Lasso Acquisition Corporation ("Purchaser"), a wholly owned subsidiary of Tyson, and IBP, inc. ("IBP"), pursuant to which Tyson has agreed to acquire IBP upon the terms and subject to the conditions set forth in the Merger Agreement. Among other things, the Merger Agreement provides for Tyson, through Purchaser, to purchase up to 50.1% of the issued and outstanding common stock, par value $0.05 per share, of IBP (the "IBP Shares") for $30.00 per IBP Share in cash (the "Offer"). The Merger Agreement also provides for Tyson, through Purchaser, to exchange Tyson Class A Common Stock valued at $30.00 per share, subject to adjustment, for all remaining IBP Shares not owned by Tyson (the "Exchange Offer"). We commenced the Offer on December 12, 2000 and amended the Offer on January 2, 2001 and commenced the Exchange Offer on
January [   ], 2001.  Finally, the Merger Agreement provides for IBP to merge into Purchaser, at which time each remaining IBP Share will be converted into the right to receive Tyson Class A Common Stock valued at $30.00 per IBP share, subject to adjustment (the "Merger" and together with the Offer and the Exchange Offer, the "Transaction").

     The attached Information Statement describes the Transaction, including the Offer, the Exchange Offer and the Merger, and describes the Merger Agreement.
We urge you to read these materials carefully and the other transaction contemplated by the Merger Agreement.

     This Information Statement is being provided to inform you that the holders of shares of Tyson Common Stock representing approximately 90% of the voting power of Tyson Common Stock have delivered to Tyson a written consent approving the issuance of Tyson Class A Common Stock pursuant to the Exchange Offer, the Merger and the transactions contemplated by the Merger Agreement. Under the rules of the New York Stock Exchange, the issuance of Tyson Class A Common Stock requires stockholder approval prior to such issuance. Approval of the issuance of Tyson Class A Common Stock will become effective on February __, 2001 [20 Business Days].

By Order of the Board of Directors


R. Read Hudson
Secretary

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

  This Information Statement is first being mailed to stockholders on or about
                               January __, 2001.

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
SUMMARY TERM SHEET................................................................          1

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  INFORMATION.....................................................................          4

THE TRANSACTION
     Overview.....................................................................          5
     The Companies................................................................          6
     Shares to be Issued - Tyson Class A Common Stock.............................          7
     Purpose of the Issuance......................................................          7
     Plans for IBP................................................................          8
     Consequence of Share Issuance................................................          8
     Fairness Opinions............................................................          8
     Background...................................................................         13
     Regulatory Requirements......................................................         15
     Material Federal Income Tax Consequences.....................................         16
     Accounting Treatment.........................................................         16
     Appraisal Rights.............................................................         16

FINANCIAL INFORMATION.............................................................         17
     Selected Financial Data for Tyson............................................         17
     Selected Financial Data for IBP..............................................         18
     Certain Comparative and Pro Forma Financial Information......................         19

THE MERGER AGREEMENT AND VOTING AGREEMENT.........................................         27
     The Merger Agreement.........................................................         27
     The Merger...................................................................         27
     Employee Stock Options.......................................................         28
     Representations and Warranties...............................................         29
     Covenants of IBP.............................................................         29
     Covenants of Tyson...........................................................         30
     Mutual Covenants of Tyson and IBP............................................         31
     Conditions to the Merger.....................................................         32
     Termination..................................................................         32
     Fees and Expenses............................................................         34
     Amendments...................................................................         35
     Voting Agreement.............................................................         35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT......................................................................         36
     Certain Beneficial Owners....................................................         36
     Tyson Common Ownership of Management.........................................         37

                                                                                         PAGE
                                                                                         ----
AVAILABLE INFORMATION................................................................      39

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................      40
     Tyson...........................................................................      40
     IBP.............................................................................      40

ANNEXES..............................................................................      41

Annex A- Fairness Opinion  of Merrill Lynch, Pierce, Fenner & Smith Incorporated.....      41
Annex B -Fairness Opinion of Stephens Inc............................................      44

                              SUMMARY TERM SHEET
                              ------------------

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION INCLUDED IN THIS INFORMATION STATEMENT. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO MORE FULLY UNDERSTAND THE ISSUANCE OF TYSON CLASS A COMMON STOCK PURSUANT TO THE TRANSACTION AND THE MERGER AGREEMENT, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER AGREEMENT, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU.

     OVERVIEW (PAGE 5)

          . Pursuant to a merger agreement with IBP, inc., or IBP, we expect to complete a three-step transaction in which we will acquire 100% of IBP. In the first step of the transaction, we intend to purchase up to 50.1% of the IBP shares for $30.00 per IBP share in cash pursuant to a tender offer. In the second step of the transaction, we intend to offer to exchange Tyson Class A common stock valued at $30.00 per IBP share, subject to adjustment, for all remaining IBP shares not owned by Tyson. Finally, we intend to cause IBP to merge into Lasso Acquisition Corporation, or Purchaser, at which time each remaining IBP share will be converted into the right to receive Tyson Class A common stock valued at $30.00 per IBP share, subject to adjustment.

     THE COMPANIES (PAGE 6)

          . Tyson produces, distributes and markets chicken, Mexican foods, prepared foods, animal and pet food ingredients and live swine.

          . Purchaser is our wholly owned subsidiary and has not yet engaged in any business activities.

          . IBP is one of the world's largest manufacturers of fresh meats and frozen and refrigerated food products, with 1999 annual sales in excess of $14.0 billion.

     SHARES TO BE ISSUED - TYSON CLASS A COMMON STOCK (PAGE 7)

          . We expect that up to 137,165,017 shares of Tyson Class A common stock will be issued in connection with the exchange offer, the merger and upon the exercise of IBP options that have become Tyson options pursuant to the merger.

          . The shares of Tyson Class A common stock to be issued to acquire IBP will have the same relative rights, preferences and limitations as shares of Tyson Class A common stock presently held by you.

     PURPOSE OF THE ISSUANCE (PAGE 7)

          . The issuance of Tyson Class A common stock will facilitate the three-step transaction in which Tyson will acquire IBP.

     PLANS FOR IBP (PAGE 8)

          . The acquisition of IBP will allow us to expand our business to include the processing and marketing of beef and pork products.

     CONSEQUENCE OF SHARE ISSUANCE (PAGE 8)

          . After the additional shares of Tyson Class A common stock are issued pursuant to the exchange offer and the merger, there will be more shares of Tyson Class A common stock outstanding and therefore, you will have a proportionally smaller percentage of the total ownership and voting power in our company.

     FAIRNESS OPINIONS (PAGE 8)

          . Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch, has provided an opinion, dated January 1, 2001, to our board of directors that, as of January 1, 2001, the consideration to be paid by us in the offer, the exchange offer and the merger, taken as a whole, was fair to Tyson from a financial point of view. The full text of the fairness opinion of Merrill Lynch is set forth in Annex A.

          . Stephens Inc., or Stephens has provided an opinion, dated January 1, 2001, to our board of directors that, as of January 1, 2001, the consideration to be paid by us pursuant to the merger agreement in the aggregate, was fair to Tyson from a financial point of view. The full text of the fairness opinion of Stephens Inc. is set forth in Annex B.

     BACKGROUND (PAGE 13)

          . We first publicly announced our interest to acquire IBP on December 4, 2000. We and a special committee of IBP's board of directors continued to negotiate the terms of the acquisition through the month of December. The merger agreement was signed on January 1, 2001.

          . For a more detailed description of the events leading to the signing of the merger agreement, see the section entitled "Background."

     FINANCIAL INFORMATION (PAGE 17)

          . The Securities and Exchange Commission, or SEC, allows the "incorporation by reference" of certain information into this Information Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement, except for any information superseded by information contained directly in this Information Statement. This Information Statement incorporates by reference the documents set forth in the section entitled "Incorporation of Certain Documents by Reference," that Tyson and IBP have previously filed with the SEC. These documents contain important information about Tyson and IBP and their respective financial conditions.

     WHO CAN HELP ANSWER YOUR QUESTIONS

          . If you have more questions about the issuance of additional shares of Tyson Class A common stock, the acquisition of IBP or would like additional copies of this Information Statement, you should contact Tyson's Director of Investor Relations at the following address:

                    Director of Investor Relations
                    Tyson Foods, Inc.
                    2210 West Oaklawn Drive
                    Springdale, Arkansas 72762-6999
                    (501) 290-4000
                    Email: tysonir@tyson.com

               CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
               -----------------------------------------------
                                  INFORMATION
                                  -----------

     Certain statements contained in this Information Statement are "forward-looking statements," such as statements relating to future events and financial performance and the proposed Tyson acquisition of IBP. These forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Among the factors that may cause actual results to differ materially from those expressed in, or implied by, the statements are the following: (i) the risk that Tyson and IBP will not successfully integrate their combined operations; (ii) the risk that Tyson and IBP will not realize estimated synergies; (iii) unknown costs relating to the proposed transaction; (iv) risks associated with the availability and costs of financing, including cost increases due to rising interest rates; (v) fluctuations in the cost and availability of raw materials, such as feed grain and livestock costs; (vi) changes in the availability and relative costs of labor and contract growers; (vii) market conditions for finished products, including the supply and pricing of alternative proteins;
(viii) effectiveness of advertising and marketing programs; (ix) changes in regulations and laws, including changes in accounting standards, environmental laws, and occupational, health and safety laws; (x) access to foreign markets together with foreign economic conditions, including currency fluctuations; (xi) the effect of, or changes in, general economic conditions; and (xii) adverse results from on-going litigation. Tyson undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                THE TRANSACTION
                                ---------------

     OVERVIEW

     Pursuant to an Agreement and Plan of Merger dated as of January 1, 2001, (the "Merger Agreement"), among Tyson Foods, Inc. ("Tyson"), Lasso Acquisition Corporation ("Purchaser"), and IBP, inc. ("IBP), Tyson has amended its tender offer pursuant to which Tyson, through Purchaser, has offered to purchase up to the number of IBP shares of common stock, par value $0.05 per share of IBP (the "IBP Shares"), that represent, together with the IBP Shares owned by Tyson, 50.1% of the IBP Shares, at a purchase price of $30.00 per IBP Share, net to the seller in cash, without interest (the "Offer").

     Pursuant to the Merger Agreement, Tyson has commenced an exchange offer (the "Exchange Offer") for all IBP Shares not purchased in the Offer. In the Exchange Offer, Tyson has offered to exchange, for each outstanding IBP Share not owned by Tyson, a number of shares of Tyson Class A common stock ("Tyson Class A Common Stock") having a value of $30.00, so long as the average per share closing price of Tyson Class A Common Stock during the fifteen trading day period ending on the second trading day before the expiration date of the Exchange Offer is at least $12.60 and no more than $15.40. This $30.00 value is subject to change if the average per share closing price of Tyson Class A Common Stock is not in that range.

     Following the completion of the Offer and the Exchange Offer and the satisfaction or waiver of certain conditions in the Merger Agreement, the Merger Agreement provides that IBP will be merged with and into Purchaser with the Purchaser continuing as the surviving corporation (the "Merger", and together with the Offer and the Exchange Offer, the "Transaction"). At the effective time of the Merger (the "Effective Time"), each IBP Share outstanding immediately prior to the Effective Time (other than IBP Shares owned by Tyson, Purchaser or other subsidiaries of Tyson) would be converted into the right to receive shares of Tyson Class A Common Stock having a value of $30.00 if, during the fifteen trading day period ending on the fifth trading day before the Effective Time, the average per share closing price of Tyson Class A Common Stock is at least $12.60 and no more than $15.40. This $30.00 value is subject to change if the average per share closing price of Tyson Class A Common Stock is not in that range.

     The board of directors of IBP, by unanimous vote, has approved, upon the unanimous recommendation of the special committee (the "Special Committee") of IBP's board of directors, the Merger Agreement and the transactions contemplated by it, including the Offer, the Exchange Offer and the Merger.

     The Merger Agreement provides that promptly upon payment by Purchaser for IBP Shares purchased pursuant to the Offer, and from time to time thereafter, IBP shall, upon request of Tyson, promptly use its best efforts to take all actions necessary to cause a majority of the IBP Board to consist of Tyson's designees.

     The purpose of the Offer, the Exchange Offer and the Merger is to enable Tyson to acquire control of, and to acquire the entire equity interest in, IBP.

     THE COMPANIES

     Tyson and the Purchaser
     -----------------------

     Tyson is a Delaware corporation, with principal executive offices at 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999. The telephone number of Tyson's executive offices is (501) 290-4000. Tyson produces, distributes and markets chicken, Mexican foods, prepared foods, animal and pet food ingredients and live swine. Tyson's goal is to be the undisputed world leader in growing, processing and marketing chicken and chicken-based food products. Tyson's integrated operations consist of breeding and rearing chickens, as well as the processing, further-processing and marketing of these food products. Tyson's products are marketed and sold to national and regional grocery chains, regional grocery wholesalers, clubs and warehouse stores, military commissaries, industrial food processing companies, national and regional chain restaurants or their distributors, international export companies and domestic distributors who service restaurants, foodservice operations such as plant and school cafeterias, convenience stores, hospitals and other vendors. Tyson's integrated chicken processes include genetic research, breeding, hatching, rearing, ingredient procurement, feed milling, veterinary and other technical services, and related transportation and delivery services.

     Tyson is a fully-integrated producer, processor and marketer of a variety of food products. Tyson presently identifies segments based on the products offered and the nature of customers, resulting in four reported business segments: Food Service, Consumer Products, International and Swine.

     Tyson's chicken business consists of the Food Service, Consumer Products and International segments. Food Service includes fresh, frozen and value-enhanced chicken products sold through food service and specialty distributors who deliver to restaurants, schools and other accounts. Consumer Products include fresh, frozen and value-enhanced chicken products sold through retail markets for at-home consumption and through wholesale club markets targeted to small food service operators, individuals and small businesses. Tyson's International segment markets and sells the full line of Tyson chicken products.

     Tyson's farrow to finish swine operations, which include genetic and nutritional research, breeding, farrowing and feeder pig finishing and the marketing of live swine to regional and national packers, are conducted in Arkansas, Missouri, North Carolina and Oklahoma.

     Tyson's other business category includes the Prepared Foods group, consisting of Mexican Original, Culinary Foods and Mallard's Food Products. Mexican Original produces flour and corn tortilla products. Culinary Foods and Mallard's Food Products produce specialty pasta and meat dishes for restaurants, airlines and other major customers. Additionally, the other category includes Tyson's wholly owned subsidiaries involved in supplying chicken breeding stock and trading agricultural goods worldwide.

     Purchaser is a Delaware corporation incorporated on December 8, 2000, with principal executive offices at 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999. The telephone number of Purchaser's principal executive offices is
(501) 290-4000. To date, Purchaser has engaged in no activities other than those incident to Purchaser's formation and the commencement of the Offer and the Exchange Offer. Purchaser is a wholly owned subsidiary of Tyson.

     IBP
     ---

     IBP is a Delaware corporation, with principal executive offices at 800 Stevens Port Drive, Dakota Dunes, South Dakota 57049. The telephone number of IBP's executive offices is (605) 235-2061. IBP is one of the world's largest manufacturers of fresh meats and frozen and refrigerated food products, with 1999 annual sales in excess of $14.0 billion. IBP has two primary business segments: Fresh Meats, which produces boxed beef, pork, hides and other allied products; and Foodbrands, which manufactures various value added products including pepperoni, pizza toppings, appetizers, prepared meals, Mexican foods, soups, sauces, and branded and processed meats. IBP has over 60 manufacturing locations in the United States and internationally. IBP has sales offices in North America, Central America, Europe, and Asia. IBP employs approximately 50,000 people.

     SHARES TO BE ISSUED - TYSON CLASS A COMMON STOCK

     We expect that up to 137,165,017 shares of Tyson Class A Common Stock will be issued in connection with the Exchange Offer and the Merger and in connection with the issuance of Tyson Class A Common Stock upon exercise of options to acquire IBP Shares that are converted into options to acquire Tyson Class A Common Stock at the Effective Time (the "Tyson Options"). This number was determined by assuming that 57,608,155 IBP Shares will be exchanged in the Exchange Offer, converted in the Merger, or subject to Tyson Options at the highest exchange ratio of 2.381 shares of Tyson Class A Common Stock for each IBP Share. The number of IBP Shares was determined by adding (i) the number of IBP Shares subject to options (4,891,500) and (ii) 49.9% of the total number of outstanding IBP Shares (52,716,655), in each case as of December 28, 2000. The shares of Tyson Class A Common Stock to be issued to acquire IBP will have the same relative rights, preferences and limitations as shares presently held by the holders of Tyson Class A Common Stock.

     PURPOSE OF THE ISSUANCE

     The issuance of Tyson Class A Common Stock in the Exchange Offer and the Merger will facilitate the acquisition of IBP. Tyson will acquire 50.1% of the IBP Shares for cash pursuant to the Offer. The remaining 49.9% of IBP Shares will be acquired pursuant to the Exchange Offer and the Merger. The approval of the issuance of Tyson Class A Common Stock is a condition to the Exchange Offer and the Merger. Additionally, under the rules of the New York Stock Exchange, Tyson is required to obtain stockholder approval prior to the issuance of the additional shares of Tyson Class A Common Stock in the Transaction and pursuant to the Tyson Options.

     The Tyson stockholders can approve any action without a meeting of stockholders by means of a written consent upon the affirmative vote of Tyson stockholders having not less than the minimum number of votes that would be required at a meeting at which all votes were present. Accordingly, the approval of the issuance of Tyson Class A Common Stock in the Transaction pursuant to the written consent requires the affirmative vote of Tyson stockholders having a least a majority of the votes represented by all of the outstanding shares of Tyson Class B Common Stock (the "Tyson Class B Common Stock") and Tyson Class A Common Stock, (collectively, the "Tyson Common Stock"). On January [ ], 2001, the holders of shares representing approximately [90]% of the voting power of Tyson Common Stock delivered to Tyson a written consent approving the issuance of Tyson Class A Common Stock in the Transaction and pursuant to the Tyson Options. As of the date of the written consent, there were [121,899,309] shares of Tyson Class A Common Stock and [102,645,048] shares of Tyson Class B Common Stock outstanding. Each share of Tyson Class A Common Stock is entitled to one vote per share and each share of Tyson Class B Common Stock is entitled to ten votes per share. Approval of the issuance of Tyson Class A Common Stock will become effective on February [ ], 2001.

     PLANS FOR IBP

     The acquisition of IBP will allow Tyson to expand its business to include the processing and marketing of beef and pork products. Tyson plans to use its expertise to accelerate IBP's program to develop value-added convenience foods and case ready retail products in beef and pork. Except as otherwise provided herein, it is currently expected that, following the Merger, the business and operations of IBP will be continued substantially as they are currently being conducted. Tyson will continue to evaluate the business and operations of IBP during the pendency of the Offer and the Exchange Offer and after the consummation of the Offer, the Exchange Offer and the Merger, will take such actions as we deem appropriate under the circumstances.

     CONSEQUENCE OF SHARE ISSUANCE

     After the additional shares of Tyson Class A Common Stock are issued in the Exchange Offer and the Merger, there will be more shares of Tyson Class A Common Stock outstanding and therefore, existing holders of shares of Tyson Class A Common Stock will own a proportionally smaller percentage of Tyson and have a relatively smaller percentage of the votes entitled to be cast on any matter. Assuming that the maximum amount of 137,165,017 shares of Tyson Class A Common Stock are issued, the newly issued Tyson Class A Common Stock will represent approximately [53]% of the issued and outstanding Tyson Class A Common Stock;
               --
[38]% of the issued and outstanding Tyson Common Stock; and [11]% of the voting
---                                                          --
power of the issued and outstanding Tyson Common Stock.

     FAIRNESS OPINIONS

     The board of directors of Tyson received opinions from Merrill Lynch and Stephens dated January 1, 2001. Copies of each of these opinions are attached as Annexes A and B hereto. We urge you to read the opinions carefully.

     Opinion of Merrill Lynch. On January 1, 2001, Merrill Lynch delivered its
     -------------------------
oral opinion, which opinion was subsequently confirmed in writing, to the Tyson Board of Directors to the effect that, as of that date, and based upon the assumptions made, matters considered and limits of review set forth in its opinion, the consideration to be paid by Tyson pursuant to the Offer, the Exchange Offer and the Merger, taken as a whole, was fair from a financial point of view to Tyson.

     The full text of Merrill Lynch's written opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken by Merrill Lynch, is attached as Annex A to this Information Statement. Each holder of Tyson Common Stock is urged to read this opinion in its entirety. Merrill Lynch's opinion was intended for the use and benefit of the Tyson Board of Directors, was directed only to the fairness from a financial point of view of the consideration to be paid by Tyson in the Transaction, did not address the merits of the underlying decision by Tyson to engage in the Transaction and did not constitute a recommendation to any shareholder as to how that shareholder should vote on the issuance of Tyson Class A Common Stock pursuant to the Exchange Offer, the Agreement and the Merger or any related matter. The consideration was determined on the basis of negotiations between Tyson and IBP and was approved by the Tyson Board of Directors. Tyson did not provide specific instructions to, or place any limitations on, Merrill Lynch with respect to the procedures to be followed or factors to be considered by it in performing its analysis or delivering its opinion. This summary of Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion attached as Annex A to this Information Statement.

     In arriving at its opinion, Merrill Lynch:

          . reviewed certain publicly available business and financial information relating to Tyson and IBP that Merrill Lynch deemed to be relevant,

          . reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Tyson and IBP furnished to Merrill Lynch by Tyson and IBP,

          . conducted discussions with members of senior management and representatives of Tyson and IBP concerning the matters described in the previous two bullet points, as well as their respective businesses and prospects before and after giving effect to the Transaction,

          . reviewed the market prices and valuation multiples for IBP Shares and compared them with those of certain publicly-traded companies that Merrill Lynch deemed to be relevant,

          . reviewed the results of operations of IBP and compared them with those of certain publicly-traded companies that Merrill Lynch deemed to be relevant,

          . participated in certain discussions and negotiations among representatives of Tyson and IBP and their financial and legal advisors,

          . compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant,

          .    reviewed the potential pro forma impact of the Transaction,

          .    reviewed the Merger Agreement, and

          . reviewed other financial studies and analyses and took into account other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or made publicly available, and Merrill Lynch did not assume any responsibility for independently verifying that information or for undertaking an independent evaluation or appraisal of any of the assets or liabilities of Tyson or IBP and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Tyson or IBP. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Tyson or IBP, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of Tyson's or IBP's management as to the expected future financial performance of Tyson or IBP, as the case may be. Merrill Lynch further assumed that the Offer, the Exchange Offer and the Merger, taken together, would constitute a tax-free reorganization for U.S. federal income tax purposes.

     Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of its opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals, contractual or otherwise, for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would materially affect the contemplated benefits of the Transaction.

     In addition, Merrill Lynch expressed no opinion as to the prices at which shares of Tyson Common Stock or IBP Shares would trade following the announcement or consummation of the Merger, as the case may be.

     The Tyson board selected Merrill Lynch to act as its financial advisor because of Merrill Lynch's reputation as an internationally recognized investment banking firm with substantial experience in transactions similar to the Transaction and because Merrill Lynch is familiar with Tyson and its business. As part of Merrill Lynch's investment banking businesses, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

     Under the terms of a letter agreement between Tyson and Merrill Lynch dated December 1, 2000, Tyson agreed to pay Merrill Lynch:

          .    $2 million upon commencement of the Offer; and

          . $14 million upon the acceptance for payment by Tyson of IBP Shares pursuant to the Offer, against which the $2 million fee referred to above will be credited.

     Tyson has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of legal counsel, and to indemnify Merrill Lynch and related parties from and against specified liabilities, including liabilities under the federal securities laws, arising out of its engagement.

     Merrill Lynch has, in the past, provided financial advisory and financing services to Tyson and/or its affiliates for which it has received customary compensation, and may continue to do so and may receive additional fees for the rendering of those services. In addition, in the ordinary course of Merrill Lynch's business, Merrill Lynch and its affiliates may actively trade the Tyson Class A Common Stock and other securities of Tyson, as well as the IBP Shares and other securities of IBP, for their own accounts and for the accounts of customers. Accordingly, Merrill Lynch and its affiliates may at any time hold a long or short position in such securities.

     Opinion of Stephens Inc.
     ------------------------

     On January 1, 2001, Stephens delivered its oral opinion, which opinion was subsequently confirmed in writing, to the Tyson Board of Directors to the effect that, as of that date, and based upon the assumptions made, matters considered and limits of review set forth in its opinion, the consideration to be paid by Tyson pursuant to the Merger Agreement in the aggregate was fair from a financial point of view to Tyson.

     The full text of Stephens' written opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens, is attached as Annex B to this Information Statement. Each holder of Tyson Common Stock is urged to read this opinion in its entirety. Stephens' opinion was intended for the use and benefit of the Tyson Board of Directors, was directed only to the fairness from a financial point of view of the consideration to be paid by Tyson pursuant to the Merger Agreement, and did not address the merits of the underlying decision by Tyson to engage in the Transaction. The consideration was determined on the basis of negotiations between Tyson and IBP and was approved by the Tyson Board of Directors. Tyson did not provide specific instructions to, or place any limitations on, Stephens with respect to the procedures to be followed or factors to be considered by it in performing its analysis or delivering its opinion. This summary of Stephens' opinion is qualified in its entirety by reference to the full text of the opinion attached as Annex B to this Information Statement.

     In arriving at its opinion, Stephens:

          . analyzed certain publicly available financial statements and reports regarding IBP and Tyson;

          . analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning IBP and Tyson prepared by management of IBP and Tyson;

          . analyzed, balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis during certain periods;

          . reviewed the reported prices and trading activity of IBP Shares and Tyson Common Stock;

          . compared the financial performance of IBP and Tyson and the prices and trading activity of IBP Shares and Tyson Class A Common Stock with that of certain other comparable publicly-traded companies and their securities;

          . reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

          .  reviewed the Merger Agreement and related documents;

          . discussed with management of Tyson the operations of and future business prospects for IBP and Tyson and the anticipated financial consequences of the Transaction; and

          . performed such other analyses and provided such other services as we have deemed appropriate.

     In arriving at its opinion, Stephens relied on the accuracy and completeness of the information and financial data provided to Stephens by Tyson, and Stephens' opinion is based upon such information. Stephens did not inquire into the reliability of such information and financial data recognizing that it was rendering only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by management of IBP and Tyson, Stephens assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of IBP and Tyson. Stephens did not express any opinion as to the prices at which Tyson Common Stock or IBP Shares would trade following the announcement or consummation of the Transaction.

     Stephens' opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Stephens as of, the date of its opinion.

     The Tyson Board of Directors retained Stephens as an independent contractor to act as financial advisor with respect to the Transaction. Stephens is a nationally recognized investment banking and advisory firm. Stephens, as part of its investment banking business, regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. Stephens is familiar with Tyson and IBP and regularly provides investment banking services to Tyson and issues periodic research reports regarding its business activities and prospects. In the ordinary course of business, Stephens and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of Tyson and IBP.

     In consideration for Stephens' services as financial advisor to Tyson, Tyson has agreed to pay to Stephens a fee of $1 million upon the rendering of a fairness opinion. Tyson has also agreed to reimburse Stephens for its reasonable out-of-pocket expenses, including fees and disbursements of its legal counsel, incurred in connection with its activities as financial advisor to Tyson, and to indemnify Stephens and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

     BACKGROUND

     As part of the continuous evaluation of its businesses and plans, Tyson regularly considers a variety of strategic options and transactions. In recent years, as part of this process, Tyson has evaluated various alternatives for expanding its business, including through acquisitions and discussions with IBP from time to time.

     On October 2, 2000, IBP and Donaldson, Lufkin & Jenrette, Inc. ("DLJ") jointly announced that Rawhide Holdings Corporation, a wholly-owned subsidiary of DLJ Merchant Banking Partners III, L.P., a private equity fund affiliated with DLJ, had entered into an Agreement and Plan of Merger dated October 1, 2000, among IBP, Rawhide Holding Corporation and Rawhide Acquisition Corporation, to acquire the outstanding IBP Shares in a transaction whereby each IBP Share would be converted into the right to receive $22.25 in cash (the "Rawhide Agreement").

     On October 27, 2000, Brandes Investment Partners, L.P., Brandes Investment Partners Inc., Brandes Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby, together the holders of 9.12% of the outstanding IBP Shares, disclosed in a public filing with the SEC their intention to vote against the merger proposed by the Rawhide Agreement and to consider asserting their appraisal rights under Delaware law.

     On November 13, 2000, Smithfield Foods, Inc. ("Smithfield") announced in a public filing with the SEC its offer to acquire the outstanding IBP Shares for $25 a share payable in Smithfield common stock. Also, on November 13, 2000, the Special Committee announced that it would begin discussions with Smithfield. Thereafter, on November 16, 2000, IBP and Smithfield announced that they entered into a confidentiality agreement.

     On November 21, 2000, John Tyson, Chairman, President and Chief Executive Officer of Tyson, contacted Richard Bond, President of IBP, and inquired as to whether there might be any interest in discussing a combination of IBP and Tyson. As a follow up to this discussion, John Tyson and other senior Tyson executives initiated a meeting with Robert Peterson, Chairman and Chief Executive Officer of IBP, and Mr. Bond on November 24, 2000. During the subsequent week, Mr. Tyson initiated other conversations with both Mr. Peterson and Mr. Bond.

     On December 4, 2000, Tyson sent a letter to the Special Committee outlining a proposal to acquire IBP, which included the following terms:

          . Tyson would acquire all outstanding IBP Shares in a two-step merger pursuant to a definitive agreement in which IBP stockholders receive cash and Tyson Class A Common Stock valued at $26.00 for each share IBP Share;

          . To effect the transaction, Tyson would first commence a cash tender offer for 50.1% of outstanding IBP Shares; and

          . After conclusion of the tender offer, Tyson would effect a merger in which each remaining IBP Share would be converted into $26.00 of Tyson Class A Common Stock, subject to a maximum exchange ratio of 2.063 Tyson shares and a minimum exchange ratio of 1.688 Tyson shares per IBP Share.

     On December 4, the Special Committee sent Tyson a letter stating that the Special Committee had determined that Tyson's proposal met the applicable threshold under the Rawhide Agreement and was prepared to enter into discussions with Tyson regarding its proposal.

     On December 4, 2000, IBP and Tyson entered into a confidentiality agreement (the "Confidentiality Agreement"), a copy of which is filed as an exhibit to the Tender Offer Statement on Schedule TO filed by Tyson and the Purchaser (the "Schedule TO"), pursuant to which Tyson agreed to keep confidential certain information it and its advisors received from IBP and its advisors in connection with Tyson's evaluation of a potential transaction. Under the Confidentiality Agreement, Tyson is prohibited, prior to March 31, 2001, from making any proposals to acquire less than all of the outstanding IBP Shares, and from acquiring additional IBP Shares in the open market if such acquisition would result in Tyson beneficially owning more than 9.9% of the outstanding IBP Shares, except in each case under certain circumstances.

     On December 5 and 6, 2000, representatives of Tyson and its legal and financial advisors visited the offices of counsel to the Special Committee to conduct preliminary due diligence. On December 8, representatives of Tyson met with IBP's management to conduct further due diligence and to discuss issues in connection with a possible acquisition of IBP.

     On December 11, 2000, John Tyson spoke with Jo Ann R. Smith, Chairperson of the Special Committee, informing her that Tyson would be initiating the Offer. On December 11, 2000, Tyson announced its intention to commence the Offer. Tyson also delivered a form of merger agreement to IBP, a copy of which was filed as an exhibit to the Schedule TO. On December 12, 2000, Tyson commenced the Offer.

     On December 18, 2000, Tyson and IBP entered into a confidentiality agreement substantially similar to the Confidentiality Agreement, providing for Tyson to provide due diligence information to IBP. During this period, representatives of Tyson and IBP continued to conduct due diligence with respect to the business and operations of the other.

     On December 21, 2000, Tyson received a letter from J.P. Morgan Securities Inc. ("JP Morgan"), on behalf of the Special Committee, inviting Tyson to submit a "best and final offer" between 4:00 p.m. and 5:00 p.m. on Friday, December 29, 2000.

     On December 27, 2000, John Tyson and other representatives of Tyson addressed the Special Committee and its advisors by telephone with respect to the business and operations of Tyson.

     On December 28, 2000, Tyson delivered a letter to the Special Committee outlining the terms of a revised proposal and issued a press release disclosing those terms which included the following terms:

          . In response to the Special Committee's request, Tyson increased its offer to acquire IBP to $27.00 per share;

          . Tyson increased its tender offer to $27.00 in cash per share for up to 50.1% of the outstanding IBP Shares and would acquire the remaining IBP common stock for $27.00 of Tyson Class A Common Stock, subject to the "collar". IBP stockholders would receive $27.00 of Tyson Class A Common Stock so long as the average closing price per share of Tyson Class A Common Stock, for a period of fifteen trading days, was no less than $12.60 and no more than $15.40 per share;

          . Tyson's bid would remain open until the close of business on Thursday, January 4, 2001; and

          . Tyson proposed to commence an exchange offer for all IBP Shares not purchased in the cash tender offer.

     During the course of Saturday, December 30, 2000, representatives of Tyson and the Special Committee negotiated the terms of Tyson's proposal. On December 30, 2000 Tyson increased the per share price offered in the Offer, the Exchange Offer and the Merger to $28.50. On Sunday, December 31, 2000, representatives of Tyson and IBP continued negotiations and the Special Committee asked Tyson to increase its offer. On January 1, 2001, Tyson increased the per share price offered in the Offer, the Exchange Offer and the Merger to $30.00 per share and Tyson, the Purchaser and IBP executed the Merger Agreement. On January 2, 2001, Tyson and Purchaser amended the terms of the Offer to, among other things, increase the price to $30.00 per share and extend the expiration date of the Offer to January 16, 2001.

     The full text of the letters mentioned in this section are filed as exhibits to the Schedule TO.

     REGULATORY REQUIREMENTS

     In connection with the Offer, the Exchange Offer and the Merger, Tyson is required to make a number of filings with various federal and state governmental agencies, including:

          . filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware after the approval of the Merger by IBP's stockholders;

          . complying with federal and state securities laws and the federal tender offer and proxy rules;

          . notifying and furnishing certain information to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and

          . complying with any applicable non-United States laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

     Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The acquisition of IBP is subject to this requirement. Pursuant to the requirements of the HSR Act, Tyson filed a Notification and Report Form with respect to the Offer, the Exchange Offer and the Merger with the Antitrust Division and the FTC on December 12, 2000. Absent a request for additional information, the initial waiting period applicable to the purchase of IBP Shares pursuant to the Offer was to expire at 11:59 p.m., New York City time, on Wednesday, December 27, 2000. On December 28, 2000, Tyson announced that, prior to the expiration of the waiting period, the Antitrust Division extended the waiting period by requesting additional information from Tyson. Therefore, the waiting period will be extended until 11:59 P.M. New York City time, on the tenth day after our substantial compliance with such request. Thereafter, such waiting period can be extended only by court order.

     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Tyson and its existing stockholders will not recognize any gain or loss on the issuance of Tyson Class A Common Stock in the Exchange Offer or the Merger.

     ACCOUNTING TREATMENT

     The Merger will be accounted for using the purchase method of accounting method for business combinations in accordance with U.S. generally accepted accounting principles ("GAAP").

     APPRAISAL RIGHTS

     Appraisal rights are not available to holders of Tyson Class A Common Stock or Tyson Class B Common Stock in connection with the issuance of Tyson Class A Common Stock in the Exchange Offer and the Merger.

                             FINANCIAL INFORMATION
                             ---------------------

     SELECTED FINANCIAL DATA FOR TYSON

     The following selected consolidated financial data relating to Tyson and its subsidiaries for each of the five years in the period ended September 30, 2000 have been derived from Tyson's audited financial statements which have been audited by Ernst & Young LLP, independent public auditors. See section entitled "Certain Comparative and Pro Forma Financial Information" for information regarding the compilation of data presented in the column below entitled "Tyson Historical Pro Forma Combined (unaudited)." More comprehensive financial information is included in such reports and the other documents filed by Tyson with the SEC, which are incorporated by reference in this Information Statement. Such reports and other documents may be obtained as described in the section captioned "Available Information."

                                                                                                                   Tyson
                                                                                                               Historical Pro
                                                                                                               Forma Combined
                                                                   Years ended                                  (unaudited)
                                     -----------------------------------------------------------------------   --------------
                                      September 28,  September 27,  October 3,   October 2,    September 30,    September 30,
                                          1996          1997           1998         1999           2000             2000
                                      -------------  -------------  ----------   ----------    -------------   --------------
                                                          (in millions of dollars, except per share amounts)
Income Statement Data:
Revenues............................     $6,454        $6,356         $7,414       $7,363         $7,158           $23,369
Income before minority
  interest..........................         84           186             25          242            151               263
Net income..........................         87           186             25          230            151               263
Balance Sheet Data:
Total assets........................     $4,544        $4,411         $5,242       $5,083         $4,854           $10,764
Long-term debt......................      1,806         1,558          1,967        1,515          1,357             3,842
Short-term borrowings...............        169           132            162          289            185               985
Stockholders' equity................      1,542         1,621          1,970        2,128          2,175             3,756
Cash Flow Data:
Cash flows from operations..........     $  173        $  541         $  496       $  547         $  587           $ 1,040
Cash flows from (used in)
  financing activities..............         52          (418)           (27)        (395)          (366)            1,504
Cash flows from (used in)
  investing activities..............       (222)         (136)          (446)        (166)          (206)           (2,524)
Earnings Per Share Data:
Basic earnings per share............     $ 0.40        $ 0.86         $ 0.11       $ 1.00         $ 0.67           $  0.74
Diluted earnings per share..........     $ 0.40        $ 0.85         $ 0.11       $ 1.00         $ 0.67           $  0.73
Cash Dividends Per Share Data:
Class A Common Stock................     $0.080        $0.095         $0.100       $0.115         $0.160           $ 0.085
Class B Common Stock................     $0.072        $0.086         $0.090       $0.104         $0.144           $ 0.144

------------------------

1. The results for 2000 include a $24 million pretax charge for bad debt writeoff related to the January 31, 2000, bankruptcy filing of AmeriServe Food Distribution, Inc. and a $9 million pretax charge related to Tyson de Mexico losses.

2. The results for 1999 include a $77 million pretax charge for loss on sale of assets and impairment write-downs.

3. Significant business combination accounted for as a purchase: Hudson Foods, Inc. on January 9, 1998.

4. The results for 1998 include a $215 million pretax charge for asset impairment and other charges.

     SELECTED FINANCIAL DATA FOR IBP

     The following selected consolidated financial data relating to IBP and its subsidiaries has been taken or derived from the audited financial statements contained in the IBP's Current Report on Form 8-K dated November 3, 2000
("IBP 8-K"), and the unaudited financial statements contained in IBP's Quarterly Report on Form 10-Q for the 39 weeks ended September 23, 2000 ("IBP 10-Q"). More comprehensive financial information is included in such reports and the other documents filed by IBP with the SEC, and the financial data set forth below is qualified in its entirety by reference to such reports and other documents, including the financial statements and related notes contained therein. Such reports and other documents may be obtained as described in the section captioned "Available Information." The selected financial balance sheet data and cash flow data for the fiscal years ended December 30, 1995 and December 28, 1996 are derived from IBP's historical audited financial statements contained in IBP's Annual Report on Form 10-K for the fiscal year ended December 27, 1999 and do not give effect to the acquisition by IBP of Corporate Brand Foods America, Inc. on February 7, 2000 (the "CBFA Acquisition"). The balance sheet data for the nine months ended September 30, 1999 gives effect to the CBFA Acquisition based on information provided by IBP.


                                                            52 Weeks Ended                               39 Weeks Ended
                                         -----------------------------------------------------     --------------------------
                                           Dec. 30,    Dec. 28,   Dec. 27,   Dec. 26,  Dec. 25,      Sept. 25,     Sept. 23,
                                            1995        1996       1997       1998      1999          1999           2000
                                         ----------  ----------  ---------  --------  --------     ----------     -----------
                                          (in millions of dollars, except per share amounts)         (in millions of dollars,
                                                                                                    except per share amounts)
Income Statement Data:
Revenues..............................    $12,668     $12,539    $13,446    $13,277    $14,635         $10,626       $12,202
Income before
  extraordinary item..................        280         199        120        208        317             235           172
Net income............................        258         199        120        193        317             235           157
Balance Sheet Data:
Total assets..........................    $ 2,028     $ 2,174    $ 2,972    $ 3,313    $ 4,151         $ 4,063       $ 4,395
Long-term debt........................        261         260        635        761        790             781           663
Short-term borrowings.................          1           1        199        152        555             603           801
Stockholders' equity..................      1,023       1,204      1,244      1,409      1,717           1,639         1,888
Cash Flow Data:
Cash flows from operations............    $   351     $   268    $   207    $   371    $   298         $    60       $   215
Cash flows from
  financing activities................       (174)         --        124        (15)       425             478           101
Cash flows (used in) investing
 Activities...........................       (146)       (290)      (354)      (397)      (720)           (539)         (315)
Earnings Per Share Data:
Basic earnings per share:
Before extraordinary item.............    $  2.96     $  2.10    $  1.25    $  2.13    $  3.25         $  2.41       $  1.60
Extraordinary item....................       (.24)         --         --       (.16)        --              --          (.14)
Basic earnings per share..............       2.72        2.10       1.25       1.97       3.25            2.41          1.46
Diluted earnings per share:
Before extraordinary item.............       2.92        2.07       1.18       1.95       2.94            2.19          1.58
Extraordinary item....................       (.23)         --         --       (.14)        --              --          (.14)
Diluted earnings per share............       2.69        2.07       1.18       1.81       2.94            2.19          1.44
Cash dividends per share..............    $  0.10     $  0.10    $  0.10    $  0.10    $  0.10         $ 0.075       $ 0.075

            CERTAIN COMPARATIVE AND PRO FORMA FINANCIAL INFORMATION

     Comparative Per Share Data. The following table sets forth, for each of the
     --------------------------
periods indicated, income per share from continuing operations and book value per share separately for Tyson and IBP on a historical basis, for Tyson on a historical pro forma combined basis and on a historical pro forma combined basis per IBP equivalent share. The information in the table below should be read in conjunction with the historical financial statements of the corporations referred to in this Information Statement in the sections captioned "Selected Financial Data" of each of Tyson and IBP.

     Tyson used an assumed exchange ratio of 2.381 in computing the historical pro forma combined and equivalent pro forma combined per share data. Tyson calculated this exchange ratio by dividing $30.00 by $12.60 (the closing price of Tyson Class A Common Stock on the NYSE on January [ ], 2001 was $[ ]).

     The Tyson pro forma data was derived by combining the historical consolidated financial information of Tyson and IBP using the purchase method of accounting for business combinations in accordance with GAAP.

     IBP's equivalent pro forma per share data shows the effect of the Merger from the perspective of an owner of IBP Shares. The information was computed by multiplying the Tyson/IBP historical pro forma information by the assumed exchange ratio of 2.381 and then multiplying the result by 49.9%, which represents the percentage of total consideration for the acquisition of IBP that will be paid in Tyson Class A Common Stock. The remaining 50.1% of IBP shares will be purchased by Tyson for cash pursuant to the Offer.

     The historical pro forma combined per share data may not be indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, and may not be indicative of future operating results or financial position.

     The information in the table below should be read in conjunction with the historical financial statements incorporated by reference in this Information Statement in the sections captioned "Selected Financial Data" of each of Tyson and IBP.

Tyson Historical Per Share (Year ended September 30, 2000)
Earnings from continuing operations
      Basic earnings per share...............................................   $ 0.67
      Diluted earnings per share.............................................     0.67
   Cash Dividends
      Class A................................................................    0.160
      Class B................................................................    0.144
   Book Value................................................................     9.67
IBP Historical Per Share (Year ended December 25, 1999)
   Earnings from continuing operations
      Basic earnings per share...............................................   $ 3.25

      Diluted earnings per share.............................................     2.94
   Cash dividends............................................................     0.10
   Book Value................................................................    17.78
Tyson/IBP Historical Pro Forma Per Share (Year ended September 30, 2000
   Earnings per share before extraordinary loss
      Basic..................................................................   $ 0.78
      Diluted................................................................     0.78
   Earnings per share after extraordinary loss
      Basic..................................................................     0.74
      Diluted................................................................     0.73
   Cash dividends
      Class A................................................................    0.085
      Class B................................................................    0.144
   Book Value................................................................    10.70
Equivalent Historical Pro Forma Per Share for the IBP (Twelve Months ended
September 30, 2000)
   Earnings from continuing operations
   Earnings per share before extraordinary loss
      Basic..................................................................   $ 0.93
      Diluted................................................................     0.93
   Earnings per share after extraordinary loss
      Basic..................................................................     0.88
      Diluted................................................................     0.87
   Cash dividends............................................................    0.101
   Book Value................................................................    12.71

     Pro Forma Financial Information. The following Unaudited Pro Forma Combined
     -------------------------------
Condensed Balance Sheet at September 30, 2000 (the "Pro Forma Balance Sheet") and the Unaudited Pro Forma Combined Condensed Statement of Income for the fiscal year ended September 30, 2000 (the "Pro Forma Income Statement" and, together with the Pro Forma Balance Sheet, the "Pro Forma Financial Statements") are presented using the purchase method of accounting to give effect to the Merger and reflect the combination of consolidated historical financial data of IBP and Tyson.

     The Pro Forma Balance Sheet is derived from the audited financial statements of Tyson contained in Tyson's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (the "Tyson 10-K") and the audited financial statements of IBP contained in the IBP 8-K in restating the fiscal year ended December 25, 1999 for the acquisition of CBFA accounted for as a pooling of interests) and the IBP 10-Q and is presented as if the Merger had occurred on September 30, 2000. The Unaudited Pro Forma Combined Condensed Income Statement for the fiscal year ended September 30, 2000 has been derived from the audited financial statements of Tyson contained in the Tyson 10-K and the financial statements of IBP contained in the IBP 8-K and the IBP 10-Q, and is presented as if the Merger had occurred on October 3, 1999.

     The pro forma adjustments reflected in the Pro Forma Financial Statements represent estimated values and amounts based on available information regarding IBP's assets and liabilities. The actual adjustments that will result from the Merger will be based on further evaluations and may differ substantially from the adjustments presented herein. The Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the Merger been consummated as of the dates indicated or of the results that may be obtained in the future.

     The Pro Forma Financial Statements should be read in conjunction with the accompanying notes and the historical financial statements of the corporations incorporated by reference or referred to in this Information Statement in the sections captioned "Selected Financial Data" of each of Tyson and IBP.

                               TYSON FOODS, INC.

                   Unaudited Pro Forma Combined Balance Sheet

                               September 30, 2000
                                 (in millions)


                                                     (a)                   (b)                   (c)               (a)+(b)+(c)
                                                    Tyson            Sept. 23, 2000                       Pro Forma
                                                                                        ----------------------------------------
                                                 Foods, Inc.            IBP, inc.            Adjustments             Combined
                                              ---------------     -------------------   ------------------    ------------------
ASSETS
Current Assets:
 Cash and cash equivalents...............         $   43                 $   35               $(1,822) (2)         $    78
                                                                                                1,822  (2)
 Accounts receivable......................           520                    795                    --                1,315
 Inventories.............................            965                    722                    --                1,687
 Other current assets....................             48                     95                    --                  143
                                                  ------                 ------               -------              -------
   Total Current Assets..................          1,576                  1,647                    --                3,223

Net Property, Plant and Equipment........          2,141                  1,551                    --                3,692
Excess of Investments over Net Assets
Acquired.................................            937                  1,047                (1,047) (1)
                                                                                                2,327  (1)
                                                                                                  235  (5)           3,499
Investments and Other
  Assets..................................           200                    150                    --                  350
                                                  ------                 ------               -------              -------
 Total Assets.............................        $4,854                 $4,395               $ 1,515              $10,764
                                                  ======                 ======               =======              =======
LIABILITIES AND
  SHAREHOLDERS' EQUITY
Current Liabilities:
 Notes payable............................        $   62                 $  746   $                --              $   808
 Current portion of long-term
   debt...................................           123                     54                    --                  177
 Trade accounts payable...................           346                    417                    --                  763
 Other accrued liabilities................           355                    450                    --                  805
                                                  ------                 ------               -------              -------
   Total Current Liabilities..............           886                  1,667                    --                2,553

 Long-Term Debt...........................         1,357                    663                 1,822  (2)           3,842
 Deferred Income Taxes....................           385                    177                    --                  562
 Other Liabilities........................            51                     --                    --                   51
Shareholders' Equity

 Class A Common Stock................                 14                      5                  (5) (3)               27
                                                                                                 13  (4)
  Class B Common Stock................                10                     --                  --                    10
  Capital in excess of par
   value.............................                735                    442                (442) (3)
                                                                                              1,568  (4)            2,303
 Retained earnings...................              1,715                  1,522              (1,522) (3)            1,715
 Accumulated other
   comprehensive income..............                 (5)                   (10)                 10  (3)               (5)
                                                  ------                 ------          -----------               ------

                                                   2,469                  1,959                (378)                4,050
 Less treasury stock.................                284                     71                 (71) (3)              284
 Less unamortized
   deferred compensation.............                 10                     --                  --                    10
                                                  ------                 ------          -----------               -------

                                                   2,175                  1,888                (307)                3,756
                                                  ------                 ------          -----------               -------
   Total Liabilities and                          $4,854                 $4,395          $    1,515               $10,764
     Shareholders' Equity............             ======                 ======          ===========               =======


                            See accompanying notes.

                               TYSON FOODS, INC.

          Unaudited Pro Forma Combined Condensed Statement of Income

                     Fiscal Year Ended September 30, 2000
                                 (in millions)

                                                 (a)               (b)                 (c)           (a)+(b)+(c) (except
                                                                                                       per share data)
                                                Tyson             IBP,                         Pro Forma
                                                                                  ------------------------------------
                                             Foods, Inc.         inc.(4)           Adjustments             Combined
                                           --------------      -----------        -------------         --------------
Sales..................................        $7,158            $16,211               $     --              $23,369
Cost of Sales..........................         6,044             15,145                     --               21,189
                                               ------            -------               --------              -------
                                                1,114              1,066                     --                2,180
Expenses:
Selling, general and
  administrative.......................           766                574                    (31) (1)

                                                                                             64  (1)           1,373
                                               ------            -------               --------              -------
Operating Income.......................           348                492                    (33)                 807
Other Expenses:
     Interest..........................           115                 83                    146  (2)             344
     Other.............................            (1)                --                     --                   (1)
                                               ------            -------               --------              -------
Income Before Taxes on
  Income and Extraordinary
  Loss.................................           234                409                   (179)                 464
Provision for Income Taxes.............            83                155                    (52) (3)             186
Extraordinary Loss.....................             -                 15                     --                   15
                                               ------            -------               --------              -------
Net Income.............................        $  151            $   239              ($    127)             $   263
                                               ======            =======               ========              =======
Weighted Average Shares
  Outstanding
     Basic.............................           225                104                                         351
     Diluted...........................           226                107                                         353
Earnings Per Share before
  Extraordinary Loss
     Basic.............................        $ 0.67            $  2.40                                     $  0.78
     Diluted...........................        $ 0.67            $  2.33                                     $  0.78
Earnings Per Share after
  Extraordinary Loss
     Basic.............................        $ 0.67            $  2.26                                     $  0.74
     Diluted...........................        $ 0.67            $  2.19                                     $  0.73

                            See accompanying notes.

              Notes To Unaudited Pro Forma Combined Balance Sheet

(1) To record the remaining excess of investments over net assets acquired as follows (in millions):

Purchase consideration:
        Cash paid for 50.1% of outstanding Shares (52,910,777 Shares at $30 per share).............        $ 1,587
        Tyson Class A Common Stock issued for 49.9% of the outstanding Shares based upon an                  1,581
        average trading price of $12.60, which is the lower end of the range of $12.60 to
        $15.40 of Tyson's average trading price of Class A Common Stock set forth in the
        Merger Agreement (52,699,557 at $30).......................................................
        Estimated acquisition expenses.............................................................            235
                                                                                                           -------
             Total acquisition consideration.......................................................        $ 3,403
                                                                                                           =======

Total acquisition costs allocated:
        Book value of IBP's net assets acquired....................................................        $ 1,888
        To eliminate IBP's excess of investment over net assets                                             (1,047)
          Acquired.................................................................................
        Remaining amount of excess of investment over net assets                                             2,562
          Acquired.................................................................................        -------
             Total acquisition consideration.......................................................        $ 3,403
                                                                                                           =======

(2) To reflect incremental additional debt required to finance the acquisition. The amounts reflect the additional borrowings that will be required to purchase the Shares for cash of $1,587 million plus estimated acquisition costs of $235 million. A portion of IBP's debt may be retired and replaced with new debt, however it is expected that the current maturities will approximate that presented above.

(3)  To eliminate IBP's shareholders equity balances.

(4) To reflect the incremental shares of Tyson Class A Common Stock to be issued for the acquisition based upon the maximum exchange ratio in the Merger Agreement of 2.381.

(5) To record $67 million of termination fees to be paid to DLJ and $168 million of estimated acquisition fees.

               Notes To Unaudited Pro Forma Statement Of Income

(1) To reflect amortization of the excess of investment over net assets acquired associated with the acquisition over forty years and reverse IBP's amortization of $31 million on existing excess of investment over net assets acquired.

(2) To reflect increased interest expense resulting from the acquisition debt of $1,822 million based on an assumed interest rate of 8% representing Tyson's average interest rate for the fiscal year ended September 30, 2000 for total debt.

(3) To reflect the net tax benefit resulting from the additional interest expense at Tyson's effective tax rate of 35.5%.

(4) The following schedule conforms IBP's most recent fiscal year to Tyson's fiscal year ended September 30, 2000 (in millions):

                                                                                 (c)
                                             (a)               (b)            (a) - (b)             (d)             (c) + (d)
                                                                                                                     Combined
                                            Twelve             Nine              Three              Nine              Twelve
                                            Months            Months            Months             Months             Months
                                             Ended             Ended             Ended              Ended              Ended
                                            12/25/99          9/25/99           12/25/99            9/23/00           9/30/00
                                         -------------     -------------     -------------      -------------      -------------
Sales..............................          $14,635           $10,626            $4,009            $12,202            $16,211
Cost of Sales......................           13,631             9,901             3,730             11,415             15,145
                                             -------           -------            ------            -------            -------
                                               1,004               725               279                787              1,066
Expenses:
  Selling, general and                           446               318               128                446                574
    Administrative.................          -------           -------            ------            -------            -------

Operating Income...................              558               407               151                341                492
Interest Expense...................               68                49                19                 64                 83
                                             -------           -------            ------            -------            -------
Income Before Taxes on Income and                490               358               132                277                409
 Extraordinary Loss................
Provision for Income Taxes.........              173               123                50                105                155
Extraordinary Loss.................               --                --                --                 15                 15
                                             -------           -------            ------            -------            -------
Net Income.........................          $   317           $   235            $   82            $   157            $   239
                                             =======           =======            ======            =======            =======

                   THE MERGER AGREEMENT AND VOTING AGREEMENT
                   -----------------------------------------

     The following is a summary of the material provisions of the Merger Agreement and the Voting Agreement, dated as of January 1, 2001, among IBP and the Tyson Limited Partnership (the "Voting Agreement") copies of which are filed as exhibits to the amended Schedule TO (the "Form TO/A") filed by Tyson and Purchaser with respect to IBP on January 5, 2001. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement and the Voting Agreement.

     THE MERGER AGREEMENT

     The Merger Agreement required Tyson to amend the Offer (the "Amended Offer") and file the Form TO/A which includes a supplemental Offer to Purchase (the "Supplement to the Offer"). Purchaser's obligation to accept for payment and pay for IBP Shares tendered pursuant to the Amended Offer is subject to the satisfaction or waiver of the Minimum Condition and certain other conditions that are described below. Subject to the provisions of the Merger Agreement, Purchaser may waive, in whole or in part at any time or from time to time prior to the Expiration Date (as defined in the Merger Agreement), any condition to the Amended Offer; provided that without the prior written consent of IBP, Tyson cannot make any change that changes the form of consideration to be paid in the Amended Offer or the Merger, decreases the price per IBP Share, increases the Minimum Condition or the Maximum Amount (as defined in the Merger Agreement), imposes additional conditions to the Amended Offer or amends any term or any condition to the Amended Offer in a manner materially adverse to the holders of the IBP Shares.

     As promptly as practicable after the date of the Merger Agreement, Tyson shall cause Purchaser to, and Purchaser shall, commence an Exchange Offer pursuant to which Purchaser shall offer to issue, in exchange for each then issued and outstanding IBP Share, other than IBP Shares then owned by Tyson or Purchaser, a number of duly authorized, validly issued, fully paid and non-assessable shares of Tyson Class A Common Stock equal to (a) if the market price per share of Tyson Class A Common Stock is equal to or greater than $15.40, 1.948, (b) if the market price per share of Tyson Class A Common Stock is less than $15.40 and greater than $12.60, the result of $30.00 divided by the market price per share of Tyson Class A Common Stock, or (c) if the market price per share of Tyson Class A Common Stock is equal to or less than $12.60, 2.381. The "market price" per share of Tyson Class A Common Stock is the average of the closing price per share of Tyson Class A Common Stock on the NYSE at the end of the regular session as reported on the Consolidated Tape, Network A for the fifteen consecutive trading days ending on the second trading day immediately preceding the expiration date of the Exchange Offer. The obligation of Purchaser to consummate the Exchange Offer and to issue shares of Tyson Class A Common Stock in exchange for IBP Shares tendered pursuant to the Exchange Offer shall be subject only to Purchaser having accepted for payment, and paid for, IBP Shares tendered pursuant to the Offer and certain other conditions.

     THE MERGER

     As soon as practicable after the purchase of the IBP Shares pursuant to the Amended Offer, the Exchange Offer, the approval of the Merger Agreement by IBP's stockholders, if required, and the satisfaction or waiver of the other conditions to the Merger, IBP will be merged with and into Purchaser, and Purchaser will be the surviving corporation (the "Surviving Corporation").

     Each IBP Share outstanding at the Effective Time (as defined in the Merger Agreement) (other than IBP Shares owned by Tyson or any of its subsidiaries, including Purchaser, or by IBP as treasury stock, all of which will be cancelled), will be converted into the right to receive that number of shares of Tyson Class A Common Stock equal to (a) if the market price per share of Tyson Class A Common Stock is equal to or greater than $15.40, 1.948, (b) if the market price per share of Tyson Class A Common Stock is less than $15.40 and greater than $12.60, the result of $30.00 divided by the market price per share of Tyson Class A Common Stock, and (c) if the market price per share of Tyson Class A Common Stock is equal to or less than $12.60, 2.381. The "market price" per share of Tyson Class A Common Stock is the average of the closing price per share of Tyson Class A Common Stock on the NYSE at the end of the regular session as reported on the Consolidated Tape, Network A for the fifteen consecutive trading days ending on the fifth trading day immediately preceding the Effective Time.

     In the event that at February 28, 2001, the Minimum Condition has not been satisfied, Purchaser will terminate the Amended Offer and the Exchange Offer and Tyson, Purchaser and IBP will complete the Merger for consideration including both cash and Tyson Class A Common Stock (the "Cash Election Merger"). In the Cash Election Merger, each holder of IBP Shares will have the right to elect to receive either $30.00 cash ("Cash Consideration") for each IBP Share or a number of shares of Tyson Class A Common Stock ("Stock Consideration") equal to, (a) if the market price per share of Tyson Class A Common Stock is equal to or greater than $15.40, 1.948, (b) if the market price per share of Tyson Class A Common Stock is less than $15.40 and greater than $12.60, the result of $30.00 divided by the market price per share of Tyson Class A Common Stock, or (c) if the market price per share of Tyson Class A Common Stock is equal to or less than $12.60, 2.381. The "market price" per share of Tyson Class A Common Stock is the average of the closing price per share of Tyson Class A Common Stock on the NYSE at the end of the regular session as reported on the Consolidated Tape, Network A for the fifteen consecutive trading days ending on the fifth trading day immediately preceding the effective time of the Cash Election Merger. The maximum number of IBP Shares for which Cash Consideration will be paid will be limited to a number of the outstanding IBP Shares which, together with IBP Shares owned by Tyson and any IBP Shares the holders of which elect to pursue appraisal rights under the General Corporation Law of the State of Delaware, equals 50.1% of the outstanding IBP Shares. If the number of IBP Shares the holders of which elect Cash Consideration, together with IBP Shares owned by Tyson and any IBP Shares the holders of which elect to pursue appraisal rights under Delaware Law, exceeds 50.1% of the outstanding IBP Shares, such holders will receive cash for a pro rata portion of their IBP Shares and the remaining IBP Shares will receive Stock Consideration. The maximum number of IBP Shares for which Stock Consideration will be paid will be limited to 49.9% of the outstanding IBP Shares. If the number of IBP Shares the holders of which elect Stock Consideration exceeds 49.9% of the outstanding IBP Shares, such holders will receive Tyson Class A Common Stock for a pro rata portion of their IBP Shares and the remaining IBP Shares will receive Cash Consideration.

     EMPLOYEE STOCK OPTIONS

     At or immediately prior to the Effective Time, (1) each employee stock option or director stock option to purchase outstanding IBP Shares under any stock option plan of IBP, whether or not vested or exercisable (each, an "IBP Option") will, by virtue of the Merger and without any further action on the part of any holder thereof, be assumed by Tyson and deemed to constitute a Tyson Option to acquire, on the same terms and conditions as were applicable under such IBP Option, the same number of shares of Tyson Class A Common Stock as the holder of such IBP Option would have been entitled to receive had such holder exercised such IBP Option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded down to the nearest whole cent) equal to (x) the aggregate exercise price for the IBP Shares otherwise purchasable pursuant to such IBP Option divided by (y) the number of whole shares of Tyson Class A Common Stock purchasable pursuant to the Tyson Option in accordance with the foregoing and (2) Tyson shall assume the obligations of IBP under the stock option plans of IBP, each of which will continue in effect after the Effective Time, and all references to IBP in such plans, and any option granted thereunder, will be deemed to refer to Tyson, where appropriate. The other terms of each such IBP Option, and the plans under which they were issued, will continue to apply in accordance with their terms.

     In the Merger Agreement, Tyson will agree to take, at or prior to the Effective Time, all corporate action necessary to reserve for issuance a sufficient number of shares of Tyson Class A Common Stock for delivery upon exercise of the Tyson Options. The Merger Agreement provides that Tyson will agree to file a registration statement on Form S-8, with respect to the shares of Tyson Class A Common Stock subject to such Tyson Options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Tyson Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), Tyson shall administer the IBP stock option plans in a manner consistent with the exemptions provided by Rule 16(b)(3) promulgated under the Exchange Act.

     REPRESENTATIONS AND WARRANTIES

     Pursuant to the Merger Agreement, Tyson and IBP have made customary representations and warranties to the other.

     COVENANTS OF IBP

     Pursuant to the Merger Agreement, IBP has agreed to comply with various covenants.

     Conduct of IBP.  Prior to the date that Tyson's designees constitute a
     ---------------
majority of IBP's Board of Directors, except as expressly permitted by the Merger Agreement, IBP and its subsidiaries will conduct business in the ordinary course consistent with past practices.

     Other Offers.  Neither IBP nor any of its subsidiaries will, or will
     -------------
authorize or permit any of their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (x) solicit, initiate or take any action to facilitate or encourage the submission of inquiries, proposals or offers from any person or group

(other than Tyson and Purchaser) relating to any Acquisition Proposal (defined below), or agree to or endorse any Acquisition Proposal, (y) enter into or participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish to any person or group any information with respect to its business, properties or assets in connection with any Acquisition Proposal or
(z) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of IBP or any of its subsidiaries. "Acquisition Proposal" means any offer or proposal for a merger, reorganization, consolidation, share exchange, business combination or other similar transaction involving IBP or any of its subsidiaries or any proposal or offer to acquire, directly or indirectly, securities representing more than 50% of the voting power of IBP, or a substantial portion of the assets of IBP and its subsidiaries taken as a whole, other than the Amended Offer and the Merger contemplated by the Merger Agreement.

     Notwithstanding the foregoing, the board of directors of IBP may, prior to the acceptance for payment of the IBP Shares pursuant to the Amended Offer, (i) furnish information pursuant to a confidentiality letter deemed appropriate by the Special Committee concerning IBP and its businesses, properties or assets to a person or group who in the judgment of the Special Committee has made a bona fide Acquisition Proposal, (ii) engage in discussions or negotiations with such a person or group who in the judgment of the Special Committee has made a bona fide Acquisition Proposal, (iii) following receipt of a bona fide Acquisition Proposal, take and disclose to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise make disclosure to its stockholders, (iv) following receipt of an Acquisition Proposal, fail to make or withdraw or modify its recommendation that all stockholders of IBP who wish to receive cash for their IBP Shares tender their IBP Shares in the Amended Offer and approve the Merger and/or (v) taking any non-appealable, final action ordered to be taken by IBP by any court of competent jurisdiction but, in each case referred to in the foregoing (i), (ii) and (iv), only if (i) IBP has complied with the terms of this "No Solicitation Covenant", (ii) IBP has received an unsolicited Acquisition Proposal which the Special Committee determines in good faith is reasonably likely to result in a Superior Proposal, and (iii) IBP shall have delivered to Tyson a prior written notice advising Tyson that it intends to take such action. "Superior Proposal" means any bona fide written Acquisition Proposal which (i) the Special Committee determines in good faith (after consultation with a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal) is (a) more favorable to IBP and its stockholders from a financial point of view than the transaction contemplated under the Merger Agreement, and (b) reasonably capable of being completed, including a conclusion that its financing, to the extent required, is then committed or is in the good-faith judgment of the board of directors of IBP, reasonably capable of being financed by the person making such Acquisition Proposal.

     COVENANTS OF TYSON

     Pursuant to the Merger Agreement, Tyson has agreed to comply with various covenants.

     Director and Officer Liability.  For six years after the Effective Time,
     -------------------------------
Tyson will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of IBP in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the IBP's articles of incorporation and bylaws in effect on the date of the Merger Agreement; subject to any limitation imposed from time to time under applicable law. In addition, for six years after the Effective Time, Tyson will cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such officer and director currently covered by the IBP's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement, provided that if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium paid by IBP in its last full fiscal year for such insurance, then Tyson shall cause the Surviving Corporation to provide only such coverage as shall then be available at an annual premium equal to 200% of such rate.

     Employee Matters.  Tyson has agreed that, subject to applicable law, the
     -----------------
Surviving Corporation and its subsidiaries will provide benefits to their employees which will, in the aggregate, be comparable to those currently provided by Tyson and its subsidiaries to their employees; provided, however, that this provision will not apply to any employees represented for purposes of collective bargaining.

     Stock Exchange Listing. Tyson has agreed to use its reasonable best efforts
     -----------------------
to cause the shares of Tyson Class A Common Stock to be issued in connection with the Exchange Offer and the Merger to be listed on the NYSE, subject to official notice of issuance.

     Acquisitions of IBP Shares. Tyson and Purchaser have agreed not to acquire
     ---------------------------
any IBP Shares prior to the Effective Time or the termination of the Merger Agreement, other than IBP Shares purchased pursuant to the Amended Offer or the Exchange Offer.

     MUTUAL COVENANTS OF TYSON AND IBP

     Pursuant to the Merger Agreement, Tyson and IBP have agreed to comply with various mutual covenants.

     IBP Proxy Statement and Merger Form S-4. If Purchaser does not own at least
     ----------------------------------------
90% of the issued and outstanding IBP Shares following consummation of the Offer and the Exchange Offer, the Merger Agreement provides that IBP will promptly prepare its proxy statement (the "IBP Proxy Statement") for soliciting proxies to vote at the special meeting of stockholders called to vote on the Merger Agreement and the Merger.

     Certain Regulatory Issues.  Each party will use its reasonable best efforts
     -------------------------
to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the Merger Agreement. Each party will refrain from taking, directly or indirectly, any action contrary to or inconsistent with the provisions of the Merger Agreement, including action which would interfere with the Amended Offer or impair such party's ability to consummate the Merger. The Merger Agreement provides that IBP and its board of directors will use their reasonable best efforts to (a) take all action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Amended Offer, the Exchange Offer, the Merger or any of the other transactions contemplated by the Merger Agreement and (b) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action necessary so that the Amended Offer, the Exchange Offer, the Merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to minimize the effect of such statute or regulation on the Amended Offer, the Exchange Offer and the Merger. The Merger Agreement provides that Tyson shall take actions as may be necessary to eliminate any impediment under any antitrust, competition or trade regulation laws that may be asserted by any governmental entity with respect to the Amended Offer, the Exchange Offer or the Merger so as to enable the Amended Offer, the Exchange Offer and the Merger to occur as soon as reasonably practicable. Without limiting the generality of the foregoing, Tyson shall agree to divest, hold separate, or agree to any conduct restrictions with respect to any Tyson or IBP assets or may be required by any governmental entity in order to forego that governmental entity bringing any action to enjoin the Offer, the Exchange Offer or the Merger.

     Public Announcements.  Each of Tyson and IBP will consult with each other
     ---------------------
before issuing any press release or making any public statement with respect to the Merger Agreement and to not issue any such press release or make any such public statement prior to such consultation.

     CONDITIONS TO THE MERGER

     The obligations of IBP, Tyson and Purchaser to consummate the Merger are subject to the satisfaction or, to the extent permitted by law, waiver of the following conditions:

     (a) the Merger Agreement has been approved and adopted by the stockholders of the IBP in accordance with Delaware Law;

     (b) any applicable waiting period under the HSR Act relating to the Amended Offer and the Merger has expired or been terminated;

     (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree prohibits the consummation of the Merger;

     (d) the Merger Form S-4 will have been declared effective, no stop order suspending the effectiveness of the Merger Form S-4 will be in effect and no proceedings for such purpose will be pending before the SEC; and

     (e) the shares of Tyson Class A Common Stock to be issued in the Exchange Offer and the Merger have been approved for listing on the NYSE, subject to official notice of issuance.

     The obligation of IBP to consummate the Merger is also subject to the condition that the Purchaser will have purchased the IBP Shares representing, together with IBP Shares previously owned by Parent, no less than 50.1% of the issued and outstanding IBP Shares.

     TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the stockholders of IBP):

     (a)  by mutual written agreement of IBP and Tyson;

     (b) (i) by IBP, if the Offer has not been consummated by February 28, 2001, provided that IBP is not then in breach in any material respect of any of its obligations under the Merger Agreement; or (ii) by either IBP or Tyson (but in case of Tyson, only if no IBP Shares were purchased by Purchaser pursuant to the Offer or the Exchange Offer) if the Merger has not been consummated by May 31, 2001, provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under the Agreement;

     (c) by either IBP or Tyson if there is any law or regulation that makes acceptance for payment of, and payment for, the IBP Shares pursuant to the Offer, or consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction permanently enjoins Purchaser from accepting for payment of, and paying for, the IBP Shares pursuant to the Amended Offer or Purchaser, IBP or Tyson from consummating the Merger and such judgment, injunction, order or decree has become final and nonappealable; or

     (d) by Tyson, prior to the purchase of the IBP Shares pursuant to the Offer, (i) if the board of directors of IBP shall have withdrawn, or modified or amended in a manner adverse to Tyson, its approval or recommendation of the Merger Agreement, the Offer, the Exchange Offer or the Merger or its recommendation that stockholders of IBP tender their IBP Shares pursuant to the Offer and the Exchange Offer, adopt and approve the Merger Agreement and the Merger or approved, recommended or endorsed any proposal for a transaction other than the transactions hereunder (including a tender or exchange offer for IBP Shares) or (ii) if IBP has failed to call the IBP stockholder meeting or failed to mail the IBP Proxy Statement to its stockholders within 20 days after the Merger Form S-4 is declared effective by the SEC or failed to include in such statement the recommendation referred to above; or

     (e) by IBP, if (i) the board of directors of IBP authorizes IBP, subject to complying with the terms of the Merger Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal (as defined in the Merger Agreement) and IBP notifies Tyson in writing at least three business days prior to the proposed effectiveness of such termination that it intends to enter into such an agreement, attaching a description of the material terms and conditions thereof and permits Tyson, within such three business day period to submit a new offer, which shall be considered by the Special Committee in good faith (it being understood that IBP shall not enter into any such binding agreement during such three-day period) and (ii) IBP prior to such termination pays to Tyson in immediately available funds the Termination Fee (defined below) and the fees required to be paid pursuant to the Merger Agreement; or

     (f) by Tyson, if prior to the acceptance for payment of the IBP Shares under the Amended Offer, there has been a breach by IBP of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not curable and such breach would give rise to a failure of the condition to the Merger Agreement; or

     (g) by IBP, if prior to the acceptance for payment of the IBP Shares under the Offer there has been a breach by Tyson of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not curable and such breach would give rise to a failure of the condition to the Merger Agreement (which shall be construed to apply to Tyson); or

     (h) by either IBP or Tyson if, at a duly held stockholders meeting of IBP or any adjournment thereof at which this Agreement and the Merger are voted upon, the requisite stockholder adoption and approval shall not have been obtained; provided, however, that Tyson shall not have the right to terminate this Agreement or abandon the transactions contemplated hereby if IBP Shares were purchased in the Offer.

     FEES AND EXPENSES

     Except as otherwise specified below, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

     The Merger Agreement provides that if it is terminated under circumstances which would constitute a Payment Event (as defined below), IBP would pay to Tyson (i) if pursuant to clause (x) in the definition of "Payment Event" below, simultaneously with the occurrence of such Payment Event or, if pursuant to clause (y) in the definition of "Payment Event" below, within two business days following such Payment Event, a fee of $15,000,000 (the "Termination Fee") and
(ii) a reimbursement payment of $66,500,000, in cash, together with interest thereon, at a rate equal to the London Interbank Offered Rate plus .75%, from January 2, 2001 to the date such payment is due pursuant to the Merger Agreement (collectively, the "Reimbursement Payment), reflecting reimbursement of the amounts advanced by Tyson to IBP on January 2, 2001 and used by IBP to pay the termination fee and the out-of-pocket fees and expenses owed to Rawhide Holdings Corporation under the Rawhide Merger Agreement. The advance is evidenced by a note that, in the event of termination of the Merger Agreement, will be repaid only on the terms set forth in the Merger Agreement with respect to the Reimbursement Payment, and that will survive the consummation of the Merger if the Merger is completed. "Payment Event" means (x) the termination of the Merger Agreement by IBP or Tyson pursuant to subsections (d) or (e) under the section "Termination"; or (y) the termination of the Merger Agreement pursuant to subsections (b), (f) or (h) under the section "Termination", if at the time of such termination (or, in the case of a termination pursuant to subsection (h) under the section "Termination", at the time of the stockholders meeting), there shall have been outstanding an Acquisition Proposal pursuant to which stockholders of IBP would receive cash, securities or other consideration having an aggregate value in excess of $30.00, and within six months of any such termination described in clause (y) above IBP enters into a definitive agreement for or consummates such Acquisition Proposal or another Acquisition Proposal with a higher value than such Acquisition Proposal.

     Upon the termination of the Merger Agreement under circumstances which would constitute a Payment Event, IBP shall reimburse Tyson and its affiliates not later than two business days after demand delivered by Tyson to IBP, the amount of $7,500,000 representing Tyson's fees and expenses (including, without limitation, the fees and expenses of their counsel and investment banking fees) and Tyson shall not be required to submit documentation substantiating such fees and expenses.

     The Merger Agreement provides that Tyson will pay to IBP a fee of $70 million if the Merger Agreement is terminated (i) by Tyson or IBP pursuant to subsection (c) of the section "Termination" or (ii) by IBP pursuant to subsection (b) of the section "Termination" if the inability to close is attributable to there being any law or order enacted or entered that imposes material limitations on Tyson's ability to operate its business, own its assets, accept IBP Shares for payment in the Offer or acquire IBP, provided, however, that, in each case, such termination results from any action, suit, proceeding, judgment, writ, injunction, order or decree with respect to any antitrust, competition or trade regulation laws that may be asserted by any governmental entity with respect to the Offer, the Exchange Offer or the Merger.

     AMENDMENTS

     At any time prior to the Effective Time, the Merger Agreement may be amended by an instrument signed by Tyson, Purchaser and IBP. However, after adoption of the Merger Agreement by the stockholders of IBP, the Merger Agreement may not be amended by any amendment which by law requires the further approval of the stockholders of IBP unless the stockholders of IBP have given their approval.

     VOTING AGREEMENT

     On January 1, 2001, Tyson Limited Partnership ("TLP") and IBP entered into the Voting Agreement, a copy of which is filed as an exhibit to the Schedule TO, pursuant to which TLP agreed to vote all of the shares of Tyson Class B Common Stock, par value $0.10 per share, that it owns to approve the issuance of Tyson Class A Common Stock with respect to the Exchange Offer and the Merger at Tyson's stockholder meeting. TLP owns 102,598,560 shares of Tyson Class B Common Stock representing approximately 90% of the voting power of Tyson, thus assuring Tyson shareholder approval. The written consent referred to in this Information Statement has eliminated the requirement of a Tyson stockholder meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

     CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of September 30, 2000 regarding the only persons known by Tyson to own, directly or indirectly, more than 5% of Tyson Common Stock:

                                                                Number of Shares     Percent
Name and Address of Beneficial Owner     Title of Class        Beneficially Owned    of Class
------------------------------------     --------------        ------------------    --------
Don Tyson and Tyson Limited             Class B Common Stock         102,598,560(1)      99.9
Partnership
2210 West Oaklawn Drive
Springdale, AR 72762-6999

Sanford C. Bernstein & Co., Inc.        Class A Common Stock          11,750,340(2)       9.6
One North Lexington Avenue
White Plains, NY 10601-1785

(1)  Inclues 750,000 shares of Tyson Class B Common Stock owned of record by
     Don Tyson, Senior Chairman of the Board of Tyson, and 101,848,560 shares of Tyson Class B Common Stock owned of record by the Tyson Limited Partnership, a Delaware limited partnership (the "Partnership"). Don Tyson has a 54.3123 combined percentage interest as a general and limited partner in the Partnership and the Estate of Randal Tyson has a 45.062 percentage interest as a limited partner in the Partnership. Barbara A. Tyson, the widow of Randal Tyson and a Director of Tyson, has limited dispositive power with respect to, and is the principal income beneficiary of, the Estate of Randal Tyson. Don Tyson's adult children, including John H. Tyson, Chairman, President and Chief Executive Officer of Tyson, are contingent beneficiaries of such estate. The managing general partner of the Partnership is Don Tyson. The other general partners are Leland E. Tollett, a Director of Tyson; Barbara Tyson; John H. Tyson; James B. Blair and Harry C. Erwin, III. Don Tyson, as managing general partner, has the exclusive right, subject to certain restrictions, to do all things on behalf of the Partnership necessary to manage, conduct, control and operate the Partnership's business, including the right to vote all shares or other securities held by the Partnership, as well as the right to mortgage, pledge or grant security interests in any assets of the Partnership. The Partnership terminates December 31, 2040. Additionally, the Partnership may be dissolved upon the occurrence of certain events, including (i) a written determination by the managing general partner that the projected future revenues of the Partnership will be insufficient to enable payment of costs and expenses, or that such future revenues will be such that continued operation of the Partnership will not be in the best interest of the partners, (ii) an election to dissolve the Partnership by the managing general partner that is approved by the affirmative vote of a majority in percentage interest of all general partners, and (iii) the sale of all or substantially all of the Partnership's assets and properties. The withdrawal of the managing general partner or any other general partner (unless such partner is the sole remaining general partner) will not cause a dissolution of the Partnership. Upon dissolution of the Partnership, each partner, including all limited partners, will receive in cash or otherwise, after payment of creditors, loans from any partner, and return of capital account balances, their respective percentage interests in the Partnership assets. In addition to the above-listed shares of Tyson Class B Common Stock, the Partnership also is the record owner of 200,000 shares of Tyson Class A Common Stock.

(2) Based solely on information obtained from a Form 13F filed by AXA Financial, Inc. ("AXA") with the Securities and Exchange Commission (the "SEC") on or about November 13, 2000. Alliance Capital Management L.P., a subsidiary of AXA, acquired beneficial ownership of 11,750,340 shares of Tyson Class A Common Stock through its acquisition of the investment advisory assets of Sanford C. Bernstein & Co., Inc. on October 2, 2000. The number of shares beneficially owned as of October 31, 2000, as reported by AXA in its Form 13F was 12,360,690 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in AXA's Form 13F.

        TYSON COMMON STOCK OWNERSHIP OF MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of Tyson Common Stock, as of September 30, 2000, by Tyson directors, nominees for election as directors, names executive officers and by all director and executive officers as a group:


                                              Shares                                  Shares of         Percentage of
                                         of Class A Common       Percent of        Class B Common        Outstanding     Aggregate
                                        Stock Beneficially    Outstanding Class  Stock Beneficially    Class B Common      Voting
Name of Beneficial Owner                     Owned (1)         A Common Stock         Owned (1)             Stock       Percentage
Don Tyson (2)(3)                                    278,197           *               102,598,560            99.9        89.4
Leland E. Tollett (4)                             3,184,024           2.6                                                 *
Joe F. Starr (5)                                  2,033,833           1.7                                                 *
Neely E. Cassady                                  1,232,862           1.0                                                 *
Donald E. Wray                                      790,258           *                                                   *
Gerald M. Johnston                                  739,347           *                                                   *
John H. Tyson (4)(5)                                623,442           *                                                   *
Greg W. Lee                                         198,981           *                                                   *
Barbara A. Tyson (4)                                160,682           *                                                   *
John S. Lea                                          94,842           *                                                   *
William W. Lovette                                   68,950           *                                                   *
Fred S. Vorsanger                                    33,000           *                                                   *
Shelby D. Massey                                     25,778           *                                                   *
Lloyd V. Hackley                                     11,018           *                                                   *
Jim Kever                                                -0-          *                                                   *
Barbara Allen                                            -0-          *                                                   *
David A. Jones                                           -0-          *                                                   *
All Directors and Executive Officers
as a Group (29 persons)                           9,313,616           8.1             102,598,560            99.9        90.2

___________________
*    Indicates ownership or aggregate voting percentage of less than 1%.

(1) Includes beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly, the shares shown in the foregoing table include shares owned directly, shares held in such person's accounts under the Tyson's Employee Stock Purchase Plan and Retirement Savings Plan, shares owned by certain of the individual's family members and shares held by the individual as a trustee or in a fiduciary or other similar capacity, unless otherwise disclaimed and/or described below. Also includes shares subject to presently exercisable options held by certain named individuals.

(2) Includes 200,000 shares of Tyson Class A Common Stock owned of record by the Tyson Limited Partnership.

(3) Includes all shares of Tyson Class B Common Stock owned of record by the Tyson Limited Partnership as described in Footnote 1 to the Principal Shareholders table.

(4) Does not include any shares of Tyson Class A Common Stock and Tyson Class B Common Stock owned of record by the Tyson Limited Partnership of which Leland E. Tollett, John H. Tyson and Barbara Tyson have a general partnership interest. See Footnote 1 to the Principal Shareholders table.

(5) Does not include 485,900 shares of Tyson Class A Common Stock held by the Tyson Foundation, a nonprofit charitable organization. Joe F. Starr and John H. Tyson are trustees of the Tyson Foundation and disclaim beneficial ownership of all such shares.

                             AVAILABLE INFORMATION
                             ---------------------

     Tyson and IBP file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

   Public Reference Room       North East Regional Office     Midwest Regional Office
   450 Fifth Street, N.W.        7 World Trade Center        500 West Madison Street
         Room 1024                  Suite 1300                      Suite 1400
  Washington, D.C. 20549       New York, New York 10048      Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Tyson and IBP, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about Tyson at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                -----------------------------------------------

     TYSON

     The following documents heretofore filed by Tyson under the Exchange Act with the SEC are incorporated herein by reference:

     (1) Tyson's Annual Report on Form 10-K for the year ended September 30, 2000; and

     (2) Tyson's Proxy Statement dated December 8, 2000.

     IBP

     The following documents heretofore filed by IBP under the Exchange Act with the SEC are incorporated herein by reference:

     (1)  IBP's Annual Report on Form 10-K for the year ended December 25, 1999;

     (2) IBP's Quarterly Reports on Form 10-Q for the quarterly periods ended March 25, June 24, and September 23, 2000;

     (3)  IBP's Proxy Statement dated on March 21, 2000; and

     (4)  IBP's Current Reports on Form 8-K dated October 2 and November 3,
2000.

     Tyson will provide without charge to each person to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests will be delivered by first class mail or other equally prompt means within one business day of receipt of such request. Requests for such copies should be directed to: TYSON FOODS, INC., 2210 WEST OAKLAWN DRIVE, SPRINGDALE, ARKANSAS 72762-6999, ATTENTION: OFFICE OF THE CORPORATE SECRETARY, (501) 290-4000.

     All documents filed by Tyson pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                                                                         ANNEX A



                         [LETTERHEAD OF MERRILL LYNCH]


                                      January 1, 2001

Board of Directors
Tyson Foods, Inc.
2210 West Oaklawn Drive
Springdale, Arkansas 72762

Members of the Board of Directors:

     IBP, inc. (the "Company"), Tyson Foods, Inc. (the "Acquiror") and Lasso Acquisition Corporation, a wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), have entered into an Agreement and Plan of Merger dated as of January 1, 2001 (the "Agreement") pursuant to which (i) the Acquiror and the Acquisition Sub will amend the outstanding tender offer (the "Offer") to acquire 50.1% of the issued and outstanding shares of common stock, par value $.05 per share, of the Company (the "Company Shares"), including Company Shares already owned by the Acquiror, to reflect a purchase price of $30.00 per share net to the seller in cash (the "Cash Consideration"), (ii) the Acquiror and the Acquisition Sub will commence an offer to exchange (the "Exchange Offer") for each Company Share not accepted for payment and paid for in the Offer the number of shares (the "Stock Consideration") of Class A Common Stock, par value $0.10 per share, of the Acquiror (the "Acquiror Shares") equal to the Exchange Offer Ratio (as defined below), and (iii) the Company will be merged with and into the Acquisition Sub in a merger (the "Merger") in which each Company Share not acquired in the Offer and the Exchange Offer, other than Company Shares held in treasury or owned by the Acquiror or any of its subsidiaries, all of which shall be canceled, would be converted into the right to receive the number of Acquiror Shares (the "Merger Consideration", and collectively with the Cash Consideration and the Stock Consideration, taken as a whole, the "Consideration") equal to the Exchange Ratio (as defined below). The Offer, the Exchange Offer and the Merger, taken together, are referred to as the "Transaction".

     For purposes of our opinion: (i) the term "Exchange Offer Ratio" shall be equal to (a) if the Average Price (as defined below) is equal to or greater than $15.40, 1.948 Acquiror Shares (b) if the Average Price is less than $15.40 and greater than $12.60, the number of Acquiror Shares equal to $30.00 divided by the Average Price, or (c) if the Average Price is equal to or less than $12.60,
2.381 Acquiror Shares; (ii) the term "Exchange Ratio" shall be equal to (a) if the Average Acquiror Common Stock Price (as defined below) is equal to or greater than $15.40, 1.948 Acquiror Shares, (b) if the Average Acquiror Common Stock Price is less than $15.40 and greater than $12.60, the number of Acquiror Shares equal to $30.00 divided by the Average Acquiror Common Stock Price, or
(c) if the Average Acquiror Common Stock Price is equal to or less than $12.60, 2.381 Acquiror Shares; (iii) the term "Average Price" means the average of the closing price per share of the Acquiror Shares on the New York Stock Exchange for the 15 trading days ending on the second trading day immediately preceding the expiration date of the Exchange Offer; and (iv) the term "Average Acquiror Common Stock Price" means the average of the closing price per share of the Acquiror Shares on the New York Stock Exchange for the 15 trading days ending on the fifth trading day immediately preceding the effective date of the merger.

     You have asked us whether, in our opinion, the Consideration to be paid by the Acquiror pursuant to the Transaction is fair from a financial point of view to the Acquiror.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror furnished to us by the Company and the Acquiror, respectively;

     (3) Conducted discussions with members of senior management and representatives of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Transaction;

     (4) Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (5) Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (6) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

     (7) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

     (8)  Reviewed the potential pro forma impact of the Transaction;

     (9)  Reviewed the Agreement; and

     (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be. We have further assumed that the Offer, the Exchange Offer and the Merger, taken together, will qualify as a tax-free reorganization for U.S. federal income tax purposes.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

     We are acting as financial advisor to the Acquiror in connection with the Transaction and will receive a fee from the Acquiror for our services, a significant portion of which is contingent upon the acceptance for payment by the Acquiror of Company Shares pursuant to the Offer. In addition, the Acquiror has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Acquiror and/or its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company as well as the Acquiror Shares and other securities of the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Acquiror. Our opinion does not address the merits of the underlying decision by the Acquiror to engage in the Transaction and does not constitute a recommendation to any shareholder of the Acquiror as to how such shareholder should vote on the issuance of the Acquiror Shares pursuant to the Exchange Offer, the Merger and the transactions contemplated by the Agreement or any matter related thereto.

     We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Transaction.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid by the Acquiror pursuant to the Transaction is fair from a financial point of view to the Acquiror.


                                                Very truly yours,

                                                MERRILL LYNCH, PIERCE, FENNER &
                                                SMITH INCORPORATED

                                                                         ANNEX B

                         [LETTERHEAD OF STEPHENS INC.]


                                       January 1, 2001

Board of Directors
Tyson Foods, Inc.
2210 West Oaklawn Drive
Springdale, Arkansas 72762-6999

Ladies and Gentlemen:

     We have acted as your financial advisor in connection with the proposed merger (the "Transaction") among Tyson Foods, Inc. ("Tyson"), Lasso Acquisition Corporation ("Puchaser"), a wholly-owned subsidiary of Tyson, and IBP, inc. ("IBP" or the "Company"), pursuant to which Tyson will acquire the Company. Among other things, the Agreement and Plan of Merger dated as of January 1, 2001 (the "Merger Agreement") provides for Tyson, through Purchaser, to purchase up to 50.1% of the common stock, par value $.05 per share of IBP (the "IBP Common Stock"), for $30.00 per IBP share in cash. The Merger Agreement also provides for Tyson, through Purchaser, to exchange its Class A Common Stock valued (in accordance with the terms of the Merger Agreement) at $30.00 for each IBP share, subject to adjustment, for all remaining IBP shares not then owned by Tyson. Finally, the Merger Agreement provides for IBP to merge into Purchaser, at which time each remaining IBP share will be converted into the right to receive Tyson Class A Common Stock valued at $30.00, subject to adjustment (the "Merger"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

     You have requested our opinion as to whether the consideration to be paid pursuant to the Merger Agreement in the aggregate is fair from a financial point of view to Tyson.

     In connection with rendering our opinion we have:

     (i) analyzed certain publicly available financial statements and reports regarding the Company and Tyson;

     (ii) analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Company and Tyson prepared by management of the Company and Tyson;

     (iii) analyzed, on a pro forma basis, the effect of the Transaction on Tyson's balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis during certain periods;

     (iv) reviewed the reported prices and trading activity of the IBP Common Stock and Tyson Class A Common Stock;

     (v) compared the financial performance of the Company and Tyson and the prices and trading activity of the IBP Common Stock and Tyson Class A Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (vi) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

     (vii)  reviewed the Merger Agreement and related documents;

     (viii) discussed with management of Tyson the operations of and future business prospects for the Company and Tyson and the anticipated financial consequences of the Transaction; and

     (ix) performed such other analyses and provided such other services as we have deemed appropriate.

     We have relied on the accuracy and completeness of the information and financial data provided to us by Tyson, and our opinion is based upon such information. We have not inquired into the reliability of such information and financial data recognizing that we are rendering only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by management of the Company and Tyson, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and Tyson.

     As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and Tyson and regularly provide investment banking services to Tyson and issue periodic research reports regarding its business activities and prospects. In the ordinary course of business, Stephens and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company and Tyson. Stephens is receiving a fee, and reimbursement of its expenses, in connection with the issuance of this fairness opinion.

     Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion on the date hereof that the consideration to be paid pursuant to the Merger Agreement in the aggregate is fair from a financial point of view to Tyson.

     This opinion and a summary discussion of our underlying analyses and role as your financial advisor may be included in communications to Tyson's and the Company's shareholders provided that we approve of such disclosures prior to publication.


                                         Very truly yours,
                                         STEPHENS INC.